                             MID-STATE TRUST VIII           Record Date: 5/12/00
                          7.791% ASSET-BACKED BONDS             Prior Date:  N/A
                            PAYMENT DATE STATEMENT    Distribution Date: 5/15/00

===============================================================================================================================
                                       ORIGINAL        BEGINNING                                                    ENDING
                       CERTIFICATE    CERTIFICATE     CERTIFICATE                                      TOTAL      CERTIFICATE
  CLASS       CUSIP        RATE         BALANCE         BALANCE         INTEREST      PRINCIPAL    DISTRIBUTION     BALANCE
-------------------------------------------------------------------------------------------------------------------------------
    A       595497AA6     7.791%    386,500,000.00   386,500,000.00   2,509,351.25   6,434,946.74  8,944,297.99  380,065,053.26
 Factors                                                               6.49250000    16.64928006    23.14178006   983.35071994
   per
Thousand
-------------------------------------------------------------------------------------------------------------------------------
  TOTALS                            386,500,000.00   386,500,000.00   2,509,351.25   6,434,946.74  8,944,297.99  380,065,053.26
-------------------------------------------------------------------------------------------------------------------------------






















===============================================================================================================================

First Union National Bank                                       Robert Ashbaugh
Structured Finance Trust Services                                Vice President
401 South Tryon Street, 12th Floor                          Phone: 704-383-9568
Charlotte, North Carolina  28288-1179                         Fax: 704-383-6039

                             MID-STATE TRUST VIII           Record Date: 5/12/00
                          7.791% ASSET-BACKED BONDS             Prior Date:  N/A
                            PAYMENT DATE STATEMENT    Distribution Date: 5/15/00

==================================================================================================================================


                        SCHEDULE OF REMITTANCE                                             COLLATERAL INFORMATION
                        ----------------------                                             ----------------------
Collections as of the end of the Related Due Period  9,043,488.45    Aggregate Beginning Economic Balance of Loans  414,960,221.14
Investment Earnings                                      8,818.98    Aggregate Ending Economic Balance of Loans     412,978,122.05
                                                                     Overcollateralization Amount                    32,913,068.79
       AVAILABLE FUNDS                               9,052,307.43    Cumulative Actual Net Economic Losses              112,708.23
                                                     ============    Minimum Target Overcollateralization            41,496,022.11
                                                                     Optimal Principal Amount                         6,434,946.74
                                                                     Issuer Release                                           0.00
FEES
----
Servicer Fee                                           208,477.00
Trustee Fee                                             10,176.63
Standby Servicer Fee                                     1,207.81
AMBAC Fee                                               96,625.00
Owner Trustee Fee                                            0.00
CT Corporation                                               0.00    Economic balance as of the end of the related Due Period
Carlton Fields                                               0.00    of Accounts as to which there is a material breach of any
                       TOTAL:                          108,009.44    representation or warranty or as to which there is a material
                                                                     defect in the related Account Documents:                  N/A








==================================================================================================================================

First Union National Bank                                       Robert Ashbaugh
Structured Finance Trust Services                                Vice President
401 South Tryon Street, 12th Floor                          Phone: 704-383-9568
Charlotte, North Carolina  28288-1179                         Fax: 704-383-6039

                             MID-STATE TRUST VIII           Record Date: 5/12/00
                          7.791% ASSET-BACKED BONDS             Prior Date:  N/A
                            PAYMENT DATE STATEMENT    Distribution Date: 5/15/00

=================================================================================================================================

                                                         ------------------------------------------------------------
                                                               DELINQUENT INFOR.            # LOANS        AMOUNT
                                                         ------------------------------------------------------------
                                                         Delinquent 0-30 Days                9187      942,010,139.43
        ------------------------------------------       Delinquent 31-60 Days                141       12,977,712.41
         Outstanding Balance       $412,978,122.05       Delinquent 61-90 Days                 52        5,175,370.49
        ------------------------------------------       Delinquent 91+ Days                  103        9,108,653.86
             # Accounts                      9,483       Loans in Foreclosure, Bankruptcy *   124        4,754,482.64
        ------------------------------------------       REO Property                           2          114,822.03
                                                         ------------------------------------------------------------

                                                         * figures included in above Delinquency numbers


















=================================================================================================================================

First Union National Bank                                       Robert Ashbaugh
Structured Finance Trust Services                                Vice President
401 South Tryon Street, 12th Floor                          Phone: 704-383-9568
Charlotte, North Carolina  28288-1179                         Fax: 704-383-6039